Exhibit 107

Filing Fee Tables

Form S-8
(Form Type)

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share to be issued pursuant to the Cardlytics, Inc. 2025 Equity Incentive Plan	Other(2)	15,722,908(3)	$1.97(2)	$30,981,990	0.0001531	$4,743.34
Total Offering Amounts					$30,981,990		$4,743.34
Total Fee Offsets							$—
Net Fee Due							$4,743.34
(1)Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2025 Equity Incentive Plan (the “2025 Plan”) set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(2)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on May 15, 2025.
(3)Represents the sum of (i) 10,000,000 new shares of Common Stock reserved for issuance under the 2025 Plan, (ii) the number of shares reserved, and remaining available for issuance, under our 2018 Equity Incentive Plan at the time the 2025 Plan became effective, and (iii) the number of shares subject to stock options or other stock awards granted under our 2008 Stock Plan or 2018 Equity Incentive Plan that would have otherwise returned to our 2018 Equity Incentive Plan (such as upon the expiration or termination of a stock award prior to vesting), as such shares become available from time to time, which, pursuant to the terms of the 2025 Plan, will become available for future issuance pursuant to the 2025 Plan. No new awards may be granted under the Prior Plan.